EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

GLOBAL INNOVATIVE PLATFORMS INC.

Global Innovative Platforms Inc. (the “Company”) has authorized for sale an aggregate of 24,531,027 shares of common stock, $0.0001 par value (“Common Stock”). The undersigned hereby subscribes for the Shares (as defined on the signature page attached hereto) of Common Stock for the Subscription Price (as defined on the signature page attached hereto).

The undersigned agrees to pay the Subscription Price for the Shares being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement and shall be payable by wire transfer or check. The Company has the right to reject this subscription in whole or in part.

The undersigned acknowledges that the Shares being purchased hereunder will not be registered under the Securities Act of 1933 (the “Act”), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Shares, would require registration; and that the Company’s reliance upon such exemptions is based, in material part, upon the undersigned’s representations, warranties, and agreements contained in this Subscription Agreement (the “Subscription Documents”).

1.              The undersigned represents, warrants, and agrees as follows:

a.       The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b.       The undersigned has carefully read the Form 10-K Annual Report for the year ended September 30, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2023 and the business plan (the “Business Plan”), which is attached hereto as Exhibit A, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are attached hereto as Exhibit B. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering, the Company’s filings with the SEC, the Business Plan and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Business Plan and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Business Plan and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Business Plan and the associated Risk Factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Business Plan and the associated Risk Factors. The undersigned does not desire to receive any further information.

c.       The undersigned is aware that the purchase of the Shares is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.

d.       The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Shares for investment, or any recommendation or endorsement of the Share.

e.       The undersigned is purchasing the Shares for the undersigned’s own account, with the intention of holding the Shares with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws. Unless such resale is registered with the SEC, the undersigned understands that it will be required to resell such Shares under Rule 144 as adopted under the Securities Act of 1933, as amended (“Rule 144”) and, as the Company was a shell company (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended), the undersigned will not be able to avail itself of the Rule 144 exemption until one year after the requisite current information has been filed with the SEC, if at all. Further, the undersigned understands and acknowledges that the Company is not current in its reports with the SEC as required pursuant the Securities Exchange Act of 1934, as amended. Specifically, the Company has not filed its Form 10-Q Quarterly Report for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023.

f.       The undersigned represents that if an individual, he or she has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g.       The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely, or to afford a complete loss of his investment in the Shares.

h.       The undersigned represents that the undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth, and the undersigned’s investment in the Shares will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares are being sold to the undersigned and others would not be available if the undersigned’s present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the SEC, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned’s representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

i.       The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Shares with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Shares for the undersigned’s account. No person other than the undersigned has any beneficial interest in the Shares being purchased hereunder.

j.       The address shown under the undersigned’s signature at the end of this Subscription Agreement is the undersigned’s principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

l.       The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

m.       The undersigned acknowledges that the certificates or book entry for the Shares or the shares of common stock underlying the shares of Common Stock, which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

n.       The undersigned represents that the undersigned is an “accredited investor” as that term is defined under the Act.

o.       The undersigned represents that the undersigned is not a broker, a broker dealer or an affiliate of a broker dealer.

2.              The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned’s representations contained in the Subscription Documents.

3.              The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

4.              Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5.              The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6.              This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7.              The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8.              This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the undersigned hereby consents to the jurisdiction of the courts of the State of Florida and the United States District Courts situated in Tampa, Florida.

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EXECUTION BY SUBSCRIBER

$________________________ ($0.0001 per share) (the “Subscription Price”)

Shares ________(determined by dividing the above subscription amount by $0.0001) (the “Shares”)

Exact Name in Which Title is to be Held

(Signature)

Name and Title (if applicable)

Address: Number and Street

City	State	Zip Code

Social Security Number or Tax Identification Number

Accepted this ___ day of _________, 2023 on behalf of Global Innovative Platforms Inc.

By:
Andrew Brown, Chief Executive
Officer, Chief Financial Officer and
Secretary

EXHIBIT A – BUSINESS PLAN

Global Innovative Platforms, Inc. (GIPL)

Executive Summary Fast Facts: Founded: 2019

Headquarters: Maitland, FL

Chief Executive Officer: Andrew Brown

Market Size: $7 billion

Target Audience: Veterinarians, clinics, zoos, and other animal based facilities.

GIPL was conceived to create the technology that uses animal breath as the analytical medium for disease analysis.

Our management has proven credentials in the relevant spaces of commercializing genetic testing technologies, product development and operations from areas ranging from electronics, computer chip marketing, telecommunications and data, electronics equipment sales and manufacturing, and food and beverage, among other skills.

Our Mission: To further advance medical testing for animals to a continually higher standard for speed, accuracy, cost, and safety purposes.

Our Vision: To become the leading provider of technology for veterinarians on a global scale with implications and applications across both professional, other commercial and at times residential markets.

Funding Allocation: → 10% Manufacturing and Product Development Add-ons → 45% Sales & Marketing → 25% Key Hires → 20% Operational Team

Key Assets: On August 18, 2023, the Company entered into a Patent and Know-How License Agreement (the “License Agreement”) with Defiant Technologies Inc. (“Defiant”). Pursuant to the License Agreement, among other things, Defiant granted the Company a nontransferable, non-sublicensable, exclusive right and license to certain patents and know-how relating to animal testing and all commercial applications related to the animal market on a global basis (“Patent Rights”, “Know-How”, and “Materials”, respectively) to manufacture, use, offer for sale, sell or import (“Licensed Products”) in the animal market worldwide. The license is exclusive (subject to certain exceptions and conditions) with respect to the Patent Rights and Materials and non-exclusive with respect to the Know-How.

As consideration for the license under the License Agreement, the Company has agreed toto make an initial payment of $50,000, which is due 30 days from the effective date of the License Agreement (or, at Defiant’s discretion, $225,000 in a lump sum within 45 days from the effective date). Further, in consideration of the rights and licenses granted under the License Agreement, the Company is required to pay Defiant a royalty of 3% of net sales of all Licensed Products in the field of use throughout the world during the term of the License Agreement.

Company Overview

Overview: Our Company’s management is seasoned in sales, marketing, and management. We have identified a veterinarian-specific sales organization and plan to contract with them to distribute our products. We expect to incur upfront costs to engage them, ongoing support, customer service, technical support, and monitoring expenses to ensure their success. In some cases, we may pursue large chains that hold a major portion of the veterinary industry separately, in either case we will establish a structure to monitor use within customers we establish so that best practices, unexpected developments, and of course competitor responses. We will also monitor our sales force for their feedback as well. Our sales organization will include sales representatives and technical and veterinary operations specialists. In markets where we do not have a direct commercial presence, we generally contract with distributors that provide logistics and sales and marketing support for our products. Our sales representatives plan to eventually visit our customers, including veterinarians and ultimately livestock producers, to provide information and to promote and sell our products and services. Our technical and veterinary operations specialists, who will generally have advanced science degrees, provide scientific consulting focused on disease management and herd management, training, and education on diverse topics, including responsible product use. These direct relationships with customers will allow us to understand the needs of our customers. Additionally, our sales representatives and technical and veterinary operations specialists plan to partner with customers to provide training and support in areas of disease awareness and treatment protocols, including through the use of our products. Individuals from our product development group may also be used as a resource in responding to certain product inquiries.

Market Opportunity

Among the themes here are that the science and medical worlds are conservative, highly regulated and have numerous areas in the lab area that are due for technological upgrades. GIPL has identified the Veterinary Space as an excellent market to demonstrate the advances it made because the Veterinarians and Universities themselves are in a position of authority, not the regulators. There are 30,000 Veterinary practices in the United States and most are independent. As a group, the traits of economics and performance are at the top of the list, which is perfect for our type of technology-oriented marketing company.

Key Features and Benefits: Our breath collection devices are able to work with shallow breathing patterns that animals tend to have in veterinary settings, and we have designed our scans to identify conditions that progress faster in animals than in humans, helping to reduce cost through disease management.

Constantly Learning: Our breath analytics and chromatography technologies produce results that are stored electronically. They are able to be mined by researchers and accessed by artificial intelligence technologies seeking new patterns to improve testing and scanning performance.

Multi-Measuring Sensors:

Our state-of-the-art sensors for breath analytics can detect multiple volatile organic compounds (VOC) on a single reading to measure a variety of potential threats to the animal.

Non-essential Data: Users will be able to monitor nonessential data from a connected software program. By providing at-a-glance insight, veterinarians and other users potentially may be able to recommend improvements in diet, care, and quality of life.

Inter-operability: Our cloud-based technology should integrate with other popular platforms.

Cost-Saving Benefits: It is our goal to allow our products to allow customers to conserve money with our breath analysis technology, but to also provide faster and more efficient results than any product on the market currently.

Marketing Strategy

GIPL has carefully developed a diverse marketing plan intended to focus more on sales and less on marketing and advertising to establish the company. Upon achieving product growth, we will consider adding marketing to increase sales based on established usage.

SEO & Social:

Other than references on the product labels, we are not convinced large scale social media will be of value in early stages. With respect to website and online sales, we are building a website /app to support the brand. We do not sell to the public on the website, and there is no plan to take orders so in no way will this compete with commissioned salespeople.

Content Marketing:

We consistently release marketing content through our blog that aims to educate our audience about the value that our product provides. Our content marketing efforts aim to influence buyers and also support sales representatives.

Influencer Marketing:

We do not plan on major advertising in our product launches. The most significant challenge we anticipate is connecting with early adopters. Our representatives are to be established industry personnel and will design campaigns with this in mind, but we believe the early adopter will require more salesperson time than advertising.

Competitive Landscape:

Primary competitors and/or industries being altered by GIPLs products are described below:

Pricing: Breath analytics equipment prices have been too high a cost to justify a large number of the 30,000 veterinary practices to spend several hundreds of thousands of dollars needed for equipment. Our goal is to bring the price point to less than $25,000.

Key Weakness

Many medical people have expressed an opinion, that in spite of the difficulties of utilizing new equipment, it is inevitable that a user-friendly technology will arrive that eliminates most of their outsourcing of testing. It is our goal to initiate a conservative transition phase embracing our new technology.

We believe there are differentiating Factors GIPL maintains a unique competitive advantage over other products in several categories. Our biggest differentiators include:

Diverse Product Capabilities - GIPL intends to make it possible for Veterinarians to reduce laboratory charges while gaining a better across-the-board view of a number of conditions.

User-Friendly - Our technology will be built to be easy to use and the user will only be required to have minimal technical savvy. Setup and configuration is expected to be simple.

Affordability

GIPLs gas chromatography units plan to be priced well below our competitors’ products with the goal of delivering superior functionality and value. This will be an essential factor in helping us continue to gain market share nationally.

Team Strength

Our team is comprised of industry veterans who bring decades of experience to the table across product launch, industrial design, medical testing, food and beverage and more. Our leadership team has a history starting and leading companies to successful exits and has established valuable relationships with industry leaders along the way that will help us strategically position Global Innovative Platforms as a market innovator in the days ahead.

Investment Opportunity

Global Innovative Platforms is currently seeking a total of $1M in equity financing to fuel the next stage of company growth. The use of proceeds includes manufacturing, pre-order fulfillment, ongoing development of our platform, and marketing efforts in order to continue expanding the GIPL brand. Any remaining funds will be allocated as operating capital.

Why Invest in Global Innovative Platforms?

Investors have the opportunity to get in on the ground floor with a company that is positioned to grow into a leading innovator in the veterinary space. It is our goal to establish a scalable business model and product pipeline.

The purpose of Global Innovative Platforms, Inc. is to upgrade (Quality, Cost and Time) Pulmonary Diagnosis and Treatment for animals. Although animals have informally used breath to diagnose issues informally, a market ready, scientifically valid approach has yet to be commercialized. The science has been developed using identification of volatile organic compounds (VOCs) to detect disease. Scientists to date have built a database of over 1,000 VOCs useful in identifying 60 diseases. There has been little widespread use of the database. We believe the current issue is that the tools for detecting these VOCs using the most capable devices are in laboratories and currently impractical in a diagnostic setting. We believe we have a solution to this problem. Our solution is a planned simple device that can capture the animal’s breath. Once breath has been collected, the sample is connected to the software that indicates the contents of the breath. The contents of the breath are then compared to the database of existing VOCs.

Why now? Why hasn’t this already happened? The technology associated with breath analytics has developed in the last 50 years to the point where there is an adequate available infrastructure. Since most of the industry’s work has been done on an individual project basis, the construction of devices to capture has not been widespread either. We expect competition in time from existing companies in the space that only focused on individual projects to date, but no one has dedicated resources yet to take advantage of the opportunity.

Serviceable and Obtainable Market Size

The total worldwide diagnostics market in animals is $7 billion.

Competition

The most exciting competition in the breath analytics space came in August 2023 when Owlstone Medical announced the discovery of liver disease VOCs for human applications. Owlstone Medical has begun working with the Human Breathomics database using an analyzer (note the analyzer was discontinued in late 2021). Other competitors exist throughout the world. The plan involves licensing, capital conservation by only reselling established technologies, use of stock options to attract talent, and a marketing strategy of offering services to established companies that can then be offered to their customers.

Our Team

The existing team includes Andrew Brown, Our CEO. Mr. Brown has operated numerous startups with some significant indirect successes.

Manufacturing and Suppliers

Our revenue will be from proprietary products manufactured by third parties. Third parties will manufacture our veterinary instruments, including affiliated consumables and supplies, as well as other products including key components of our point-of-care diagnostic screening. Their facilities currently have the capacity to manufacture our forecasted sales for the coming years. We expect that we will, for the foreseeable future, manufacture most, or all of our products at this facility. We believe the raw materials for most of the products we manufacture are readily available from more than one source. However, there can be no assurance that uninterrupted supply can be maintained if for any reason or our suppliers are unable to satisfy our requirements for products. We plan to utilize standardized manufacturing processes, quality control and cost reduction and inventory management programs for our manufacturing operations, and we will continuously review our operations and facilities in an effort to reduce costs, increase manufacturing capacity and increase efficiencies. Although we believe that there may be potential alternate suppliers available for critical components, to date we have not qualified additional vendors and cannot assure you that we would be able to enter into arrangements with additional vendors on favorable terms, or at all. We plan to primarily operate on a purchase order basis with most of our suppliers and, therefore, these suppliers are under no contractual obligation to supply us with their products or to do so at specified prices.

Corporate Offices

Our principal executive offices are located at 149 James Place, Maitland, Florida 32751. Our telephone number is 321-230-3739. References to our website in this document are inactive textual references only and the content of our website should not be deemed incorporated by reference for any purpose. We make available free of charge all of our financial reports as soon as reasonably practicable after we file such information with, or furnish it to, the SEC. In addition, copies of our reports filed electronically with the SEC may be accessed at www.sec.gov.

Seasonality

We do not experience meaningful seasonality.

Legal Proceedings

We do not have any lawsuits or claims of any kind at this time.

Dividends

We have never declared or paid any dividends on our common stock. Because we currently intend to retain any future earnings to finance operations and growth, we do not anticipate paying any cash dividends in the foreseeable.

Transfer Agent.

We have engaged Signature Stock Transfer, Inc. 14673 Midway Road, Suite 220, Addison, TX 75001 as our transfer agent. The telephone number of our transfer agent is (972) 612-4120.

Patents

On August 18, 2023, Global Innovative Platforms signed a licensing agreement with Defiant Technologies to commercialize technologies in the breath analytics space for animals. For several years, the principals of Global Innovative platforms have explored using next generation mass spectrometers for breath analytics with animals but have chosen to pursue the special purpose technologies of defiant instead. Defiant’s technology is custom built for breath analytics, limiting the risks of non-essential features affecting overall progress. We licensed Defiant Patents, licenses, trade secrets.

Defiant owned patents:

●	US Patent #8,635,901, Folded passage gas chromatography column, January 28, 2014. Defiant patents licensed non-exclusively from Sandia National Laboratories: a 2% royalty is paid for any product containing a licensed technology
●	US Patent #6,820,469, Microfabricated Teeter-Totter Resonator, November 23, 2004 US Patent #6,823,720, Method for Chemical Sensing Using a Microfabricated Teeter-Totter Resonator, November 30, 2004
●	U.S. Patent 5,858,457, Process to Form Mesostructured Films, January 12, 1999
●	U.S. Patent 7,168,298, Mass-Sensitive Chemical Preconcentrator, January 30, 2007
●	US Patent # 7,273,517, Non-Planar Microfabricated Gas Chromatography Column, September 25, 2007.
●	U.S. Patent 7,118,712 Non-Planar Chemical Preconcentrator, October 10, 2006
●	US Patent # 7,685,864, Modular manifold for integrated fluidics and electronics, March 30, 2010.
●	US Patent #7,799,280, Tortuous Path Chemical Preconcentrator, September 21, 2010.
●	U.S. Patent 7,727,314, Methods for Improved Preconcentrators, June 01, 2010
●	US Patent #8,298,488, Microfabricated thermionic detector, October 30, 2012.
●	U.S. Patent 6,171,378, Chemical Preconcentrator, January 9, 2001

Logos: none are copyrighted at this time

Trade secrets: Coating for our sample collectors are covered under non-exclusive patents, but the precise formulation and application techniques are not disclosed. Coatings for the gas separation columns are commercially available, but the techniques to apply the coatings to the inner surface are not disclosed.

Other intellectual properties: Ellvin™ Gas Chromatography software, this is proprietary software that runs all our instruments Firmware that runs all Defiant Technologies’ products Photo masks and designs for micro fabricated components. Established vendors and techniques for fabrication. Both gas chromatography columns and sample collectors are protected by these difficult-to-replicate design elements and existing patents listed above Product designs and mechanical drawings for production.

Wiring Instructions

Global Innovative Platforms, Inc

Routing Number

checking acct 898124544528

ach routing #063100277

Bank of America

Sarasota, FL

EXHIBIT B RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below all of which set forth additional important risks and uncertainties that could materially adversely affect the Company’s business, financial condition or operating results. Additional risks and uncertainties that the Company does not presently know or that the Company currently deems immaterial may also impair the Company’s business, financial condition or operating results.

Risks Related to Our Business

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin significant operations of our business until August 2023. We have a limited operating history and have not generated revenue. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Andrew Brown, our sole executive officer and director. The loss of Mr. Brown could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company. Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We must effectively manage the growth of our operations, or our company will suffer.

To manage our growth, we believe we must continue to implement and improve our operational, manufacturing, and research and development departments. We may not have adequately evaluated the costs and risks associated with this expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

We require substantial capital to support our operations. If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

We face intense competition, which could cause us to lose market share.

In the animal testing market in the United States, we compete with a variety of competitors who have more significant financial resources, established market positions, long-standing relationships with customers and dealers, and who have more significant name recognition, technical, marketing, sales, manufacturing, distribution, financial and other resources than we do. The resources available to our competitors to develop new products and introduce them into the marketplace exceed the resources currently available to us. This intense competitive environment may require us to make changes in our products, pricing, licensing, services, distribution, or marketing to develop a market position.

Product liability or other claims could have a material adverse effect on our business.

The risk of product liability claims, product recalls, and associated adverse publicity is inherent in the manufacturing, marketing, and sale of testing devices. Although we plan to obtain product liability insurance for our products, that insurance may be inadequate to cover all potential product claims. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our business and financial condition. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates. We cannot assure you that such claims and/or recalls will not be made in the future.

Regulatory requirements may have a negative impact upon our business.

While our products are subject to substantial regulation under federal, state, and local laws, we believe that the products we have sold are materially in compliance with all applicable laws. However, to the extent the laws change, or if we introduce new products in the future, some or all of our products may not comply with applicable federal, state, or local laws. Further, certain federal, state, and local laws and industrial standards currently regulate devices. Compliance with regulations could be burdensome, time consuming, and expensive.

Our success is heavily dependent on protecting our intellectual property rights.

We rely on trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We presently do not hold patents registered with the United States Patent and Trademark Office. Although we intend to enter into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liability for infringing intellectual property rights of other companies.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another party.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future on the common stock or the Common Stock. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations. We are currently designated as Expert Market on OTC Markets. As a result, the Company’s stock is not eligible for proprietary broker-dealer quotations. All quotes in the stock reflect unsolicited customer orders. Unsolicited-Only stocks have a higher risk of wider spreads, increased volatility, and price dislocations. Investors may have difficulty selling this stock. An initial review by a broker-dealer under SEC Rule15c2-11 is required for brokers to publish competing quotes and provide continuous market making. The Expert Market® serves broker-dealer pricing and investor best execution needs. Quotations in Expert Market securities are restricted from public viewing. OTC Markets Group may designate securities for quoting on the Expert Market when it is not able to confirm that the company is making current information publicly available under SEC Rule 15c2-11, or when the security is otherwise restricted from public quoting.

We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director who has an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a “penny stock,” and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

Risks Related to the Offering

The Offering Price has been arbitrarily determined.

The offering price of the Shares has been determined arbitrarily by the Company. It does not necessarily bear any relationship to the Company’s assets value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Shares. In addition, investors in this Offering will sustain immediate substantial dilution per share based upon net tangible book value per share.

There are restrictions on the transferability of the Shares

Until registered for resale, investors must bear the economic risk of an investment in the Shares for an indefinite period of time. Rule 144 promulgated under the Securities Act (“Rule 144”), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a six month holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act as long as such Company has been fully reporting for a period of 90 days. Further, if the Company is considered a shell, then shareholders may not utilize Rule 144 for resales, until one year following the filing of the requisite information and the Company is required to continue to file all required reports with the SEC. Further, the Company is not current in its reports with the SEC as required pursuant the Securities Exchange Act of 1934, as amended. Specifically, the Company has not filed its Form 10-Q Quarterly Report for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023.

There can be no assurance that the Company will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning the Company, as is required by Rule 144 as part of the conditions of its availability. As such, there is no guarantee that you will be entitled to sell your Shares under Rule 144.